UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2016

CASI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

 (Address of principal executive offices)

20850

 (Zip Code)

(240) 864-2600

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 13, 2016, the Company received a letter (the “Notification Letter”), from The NASDAQ Stock Market (“NASDAQ”), notifying the Company that, for the last 30 consecutive business days, the Company has failed to comply with Nasdaq Listing Rule 5550(b)(2), which requires the Company to maintain a minimum “Market Value of Listed Securities” of $35 million for continued listing on the Nasdaq Capital Market. The Notification Letter also stated that the Company did not meet the alternative requirements under Listing Rules 5550(b)(1) or 5550(b)(3).

The Notification Letter has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Capital Market. The Notification Letter states that the Company will be afforded 180 calendar days, or until July 11, 2016, to regain compliance with Listing Rule 5550(b)(2). The Company may regain compliance with the rule at any time during this compliance period if its Market Value of Listed Securities closes at $35 million or more for a minimum of ten consecutive business days.

Subsequent to the receipt of the Notification Letter, on January 15, 2016, the Company consummated the initial closing (the “Initial Closing”) of a financing previously announced on September 21, 2015. In connection with the Initial Closing, the Company issued 8,448,613 shares of common stock, priced at $1.190 per share, and 1,689,722 warrants, with a purchase price of $0.125 per warrant, for gross proceeds of $10,265,065.85 to the Company. The Company intends to actively monitor the market value of its common stock and will consider whether additional steps are necessary to resolve the deficiency and regain compliance with Listing Rule 5550(b)(2).

The Company expects to consummate a second closing of the financing during the first half of 2016. As previously disclosed, on September 20, 2015, the Company entered into stock purchase agreements with certain investors (the “Investors”), pursuant to which, the Company agreed to sell to the Investors in a private placement an aggregate of 20,658,434 shares of the Company’s common stock, at $1.190 per share, and a total of 4,131,686 warrants, representing a 20% warrant coverage, with a purchase price of $0.125 per whole warrant share (the “Transaction”). The warrants will become exercisable three months after issuance at $1.69 per share exercise price, and will expire three years from the date the warrants become exercisable. The closing was subject to certain regulatory and customary closing conditions.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the Transaction described under Item 3.01 above is incorporated herein by reference.  The issuance of the shares and warrants pursuant to the Agreements is intended to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.

/s/ Cynthia W. Hu
Cynthia W. Hu
Chief Operating Officer, General Counsel & Secretary

Date: January 19, 2016